EXHIBIT i (iii)
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BRUSSELS                                                    FOLEY & LARDNER
CHICAGO                                                     ATTORNEYS AT LAW
DENVER
DETROIT
JACKSONVILLE
LOS ANGELES
MADISON
MILWAUKEE
ORLANDO
SACRAMENTO
SAN DIEGO/DEL MAR
SAN FRANCISCO
TALLAHASSEE
TAMPA
WASHINGTON, D.C.
WEST PALM BEACH

                                February 26, 2003



USAA Life Investment Trust
USAA Building
9800 Fredericksburg Road
San Antonio, TX  78288

Ladies and Gentlemen:

         We hereby consent to the reference in Post-Effective Amendment No. 11 (the "Amendment") to the Registration Statement (No. 33-82270) under the Securities Act of 1933 on Form N-1A of USAA Life Investment Trust (the "Registrant"), a trust formed under the laws of the State of Delaware (known as a "business trust" before September 1, 2002 and as a "statutory trust" on and after that date), to (i) the opinion of Freedman, Levy, Kroll & Simonds (which merged into this firm on February 1, 2001), dated June 22, 1995, with respect, as relevant to the Amendment, to the legality of the Registrant's authorized shares of beneficial interest in the Income Fund, Growth and Income Fund, World Growth Fund, and Diversified Assets Fund, which opinion was filed with Post-Effective Amendment No. 1 to the Registration Statement, and (ii) the opinion of Freedman, Levy, Kroll & Simonds, dated February 13, 1997, with respect, as relevant to the Amendment, to the legality of the Registrant's authorized shares of beneficial interest in the Aggressive Growth Fund, which opinion was filed with Post-Effective Amendment No. 3 to the Registration Statement.

         We also hereby consent to the reference to this firm in the Statement of Additional Information under the heading "Legal Matters" which forms a part of the Amendment and to the filing of this consent as an exhibit to the Amendment.

         In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC thereunder.

                                Very truly yours,

                                /s/ FOLEY & LARDNER
                                --------------------
                                 Foley & Lardner




FOLEY & LARDNER                                             CLIENT/MATTER NUMBER
Washington Harbour                                          303280-0004
3000 K Street, N.W., Suite 500                              002.969874.1
Washington, D.C.  20007-5143

TEL: 202.672.5300
FAX: 202.672.5399
www.foleylardner.com
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